UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 29, 2007

Auriga Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-26013 (Commission File Number)	84-1334687 (I.R.S. Employer Identification No.)

10635 Santa Monica Boulevard, Suite 120 Los Angeles, California 90025 (Address of principal executive offices) (zip code)

(310) 461-3600 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On October 29, 2007, we entered into a Manufacturing and Supply Agreement (the “Manufacturing Agreement”), with Mikart, Inc., a Georgia corporation (“Mikart”). Under the terms of the Manufacturing Agreement, Mikart was appointed to manufacture Acetaminophen 650mg/Codeine 60mg (“Product”) for commercial distribution by us, and Mikart granted us an exclusive, royalty free license to market and sell the Product in the United States of America. As consideration for the license granted to us under the Manufacturing Agreement, we agreed to deliver to Mikart the aggregate sum of $100,000, payable as follows: (i) $50,000 payable upon execution of Manufacturing Agreement, and (ii) $50,000 payable within 60 days following our receipt of the first order of the Product. Under the Manufacturing Agreement we agreed to purchase Product exclusively from Mikart and agreed to certain minimum annual batch quantities.

On November 5, 2007, we issued a press release announcing the Manufacturing Agreement, a copy of which is furnished with this Current Report as Exhibit 99.1.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description

10.1	Manufacturing and Supply Agreement with Mikart, Inc. dated October 29, 2007

99.1	Press release dated November 5, 2007 issued by Auriga Laboratories, Inc., announcing the Manufacturing Agreement with Mikart, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 2, 2007	Auriga Laboratories, Inc.
a Delaware corporation

/s/ Philip S. Pesin
	By:	Philip S. Pesin
	Its:	Chief Executive Officer